Exhibit 32

WAVE LIFE SCIENCES LTD.

CERTIFICATIONS UNDER SECTION 906

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Wave Life Sciences Ltd. (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Quarterly Report for the quarter ended June 30, 2017 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 9, 2017	/s/ Paul B. Bolno, M.D.
Paul B. Bolno, M.D.
President and Chief Executive Officer
(Principal Executive Officer)

Dated: August 9, 2017	/s/ Keith C. Regnante
Keith C. Regnante
Chief Financial Officer
(Principal Financial Officer)